-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                         Date of Report:   May 19, 1997
                       (Date of earliest event reported)

                             [LOGO FOR KOO KOO ROO]


                               KOO KOO ROO, INC.
             (Exact name of Registrant as specified in its charter)


           DELAWARE                      0-19548                  22-3132583
(State or other jurisdiction of        (Commission        (IRS Employer Identification #)
 incorporation or organization)          File Number)

                          11075 SANTA MONICA BOULEVARD
                                   SUITE 225
                             LOS ANGELES, CA 90025
          (Address of principal executive office, including zip code)



                                 (310) 479-2080
              (Registrant's telephone number, including area code)


-------------------------------------------------------------------------------

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

          On May 19, 1997, Koo Koo Roo, Inc. (the "Registrant" or the "Company") consummated the acquisition of fourteen (14) Hamburger Hamlet restaurants for a purchase price of $11.7 million, consisting of $9.7 million in cash from the Registrant's existing working capital and 150,000 shares of common stock, $.01 par value per share (the "Common Stock"), plus fees and expenses of approximately $700,000. The Company also assumed $250,000 in debt and assumed real property leases related to the acquired restaurants. The assets purchased with respect to the acquired restaurants include; equipment, two real estate parcels, lease deposits, inventory, intellectual property rights, licenses, restaurant cash funds, administrative material and equipment, records and documents, and all personal property used in the operation of the restaurants.

          The restaurants were purchased from a selling group unaffiliated with the Registrant comprised of Hamburger Hamlet Restaurants, Inc. and subsidiaries (collectively, the "Sellers"). The Registrant will account for the acquisition using the purchase method of accounting.

          Pursuant to the terms of the definitive purchase agreement, dated March 6, 1997, between the Registrant and the Sellers (the "Purchase Agreement"), the purchase price is subject to adjustment with respect to that portion of the purchase price paid in shares of the Registrant's Common Stock. The Purchase Agreement provides that if the market value of the Common Stock is less than $11.67 per share at a date 18 months after the consummation of the acquisition (as adjusted for customary antidilutive adjustments, if any, during such period), the Registrant will either pay cash or issue additional shares of Common Stock to the Sellers, at the Registrant's option, such that the aggregate value of such cash or additional shares of Common stock, together with 150,000 shares of Common Stock originally issued in connection with the acquisition, shall equal $1,750,000, subject to certain limitations in the event the Sellers transfer during such 18-month period any of the initial 150,000 shares of Common Stock.

          Prior to the transaction described above there were no material relationships between the Sellers and the Registrant or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

     See the index at Page F-1 of this report for the financial statements of the Hamburger Hamlet Restaurants for the year ended December 31, 1996 (audited) and the three months ended March 31, 1997 and 1996 (unaudited).

(b)  PRO FORMA FINANCIAL INFORMATION

     See the index at Page F-1 of this report for the pro forma financial information of Koo Koo Roo, Inc. and subsidiaries for the year ended December 31, 1996 and the three months ended March 31, 1997.

(c)  EXHIBITS

     None

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  KOO KOO ROO, INC.



                                  By: /s/ Robert F. Kautz
                                      -----------------------
                                      Robert F. Kautz
                                      President and
                                      Chief Financial Officer

Dated: June 3, 1997

                              FINANCIAL STATEMENTS

                                     INDEX
                                     -----


PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF KOO KOO ROO, INC.

     Introduction........................................................................   F-2

     Pro Forma Condensed Combined Statements of Operations for the year ended
        December 31, 1996 and three months ended March 31, 1997..........................   F-3

     Pro Forma Condensed Combined Balance Sheet as of March 31, 1997.....................   F-4

     Notes to Pro Forma Condensed Combined Financial Statements..........................   F-5


FINANCIAL STATEMENTS OF THE HAMBURGER HAMLET RESTAURANTS

     Report of Independent Certified Public Accountants..................................   F-6

     Combined Statement of Net Assets as of December 31, 1996 and
        March 31, 1997 (unaudited).......................................................   F-7

     Combined Statements of Revenues and Expenses for the year ended December 31, 1996
        and for the three months ended March 31, 1997 and 1996 (unaudited)...............   F-8

     Notes to Combined Financial Statements..............................................   F-9

                       KOO KOO ROO, INC. AND SUBSIDIARIES

               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


                                  INTRODUCTION
                                  ------------


  On May 19, 1997, Koo Koo Roo, Inc. (the "Company") consummated the acquisition of fourteen (14) Hamburger Hamlet restaurants (the "Hamburger Hamlet Restaurants") for a purchase price of $11.7 million, consisting of $9.7 million in cash from the Registrant's existing working capital and 150,000 shares of common stock, $.01 par value per share (the "Common Stock"), plus fees and expenses of approximately $700,000. The Company also assumed $250,000 in debt and assumed real property leases related to the Hamburger Hamlet Restaurants. The assets of the Hamburger Hamlet Restaurants include; equipment, two real estate parcels, lease deposits, inventory, intellectual property rights, licenses, restaurant cash funds, administrative material and equipment, records and documents, and all personal property used in the operation of the Hamburger Hamlet Restaurants.

  The Hamburger Hamlet Restaurants were purchased from a selling group unaffiliated with the Registrant comprised of Hamburger Hamlet Restaurants, Inc. and subsidiaries (collectively, the "Sellers"). The Registrant will account for the acquisition using the purchase method of accounting with the assets acquired and liabilities assumed recorded at fair values, and the results of the Hamburger Hamlet Restaurants included in the Company's consolidated financial statements from the date of acquisition.

  Pursuant to the terms of the definitive purchase agreement, dated March 6, 1997, between the Registrant and the Sellers (the "Purchase Agreement"), the purchase price is subject to adjustment with respect to that portion of the purchase price paid in shares of the Registrant's Common Stock. The Purchase Agreement provides that if the market value of the Common Stock is less than $11.67 per share at a date 18 months after the consummation of the acquisition (as adjusted for customary antidilutive adjustments, if any, during such period), the Registrant will either pay cash or issue additional shares of Common Stock to the Sellers, at the Registrant's option, such that the aggregate value of such cash or additional shares of Common stock, together with 150,000 shares of Common Stock originally issued in connection with the acquisition, shall equal $1,750,000, subject to certain limitations in the event the Sellers transfer during such 18-month period any of the initial 150,000 shares of Common Stock.

  The accompanying unaudited pro forma condensed combined financial statements illustrate the effects of the acquisition on the Company's financial position and results of operations. The pro forma condensed combined balance sheet as of March 31, 1997 is based on the historical balance sheets of the Company and the Hamburger Hamlet Restaurants as of that date and assumes the acquisition took place on that date. The pro forma condensed combined statements of operations for the year ended December 31, 1996 and the three months ended March 31, 1997 are based on the historical statements of operations of the Company and the Hamburger Hamlet Restaurants for those periods. The pro forma condensed combined statements of operations assume the acquisition took place on January 1, 1996 and 1997 for the respective periods. The pro forma condensed combined financial statements may not be indicative of the actual results of the acquisition. In particular, the pro forma condensed combined financial statements are based on management's current estimate of the allocation of the purchase price, the actual allocation of which may differ.

  The accompanying condensed combined pro forma financial statements should be read in connection with the historical financial statements of the Company and the Hamburger Hamlet Restaurants.

                      KOO KOO ROO, INC. AND SUBSIDIARIES
             PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                       (In thousands except share data)

                                                                                  HAMBURGER
                                                                                   HAMLET          PRO FORMA      PRO FORMA
YEAR ENDED DECEMBER 31, 1996                                 KOO KOO ROO         RESTAURANTS      ADJUSTMENTS     COMBINED
----------------------------                                 -----------         -----------      -----------     ---------
Revenues                                                     $    39,802         $    30,059                      $  69,861
Cost of sales                                                    (27,488)            (18,868)                       (46,356)
                                                             -----------         -----------                      ---------
Gross profit                                                      12,314              11,191                         23,505
Operating expenses                                               (22,021)            (12,119)          728(2)
                                                                                                       553(3)       (32,859)
                                                             -----------         -----------                      ---------
Loss before minority interest                                     (9,707)               (928)                        (9,354)
Minority share of net loss                                           422                -                               422
                                                             -----------         -----------                      ---------
Net loss                                                          (9,285)               (928)                        (8,932)
Dividends on preferred stock                                      (3,048)               -                            (3,048)
                                                             -----------         -----------                      ---------
Net loss attributable to common stockholders                 $   (12,333)        $      (928)                     $ (11,980)
                                                             ===========         ===========                      =========
Per common share:
   Net loss                                                                                                       $   (0.60)
   Dividends on preferred stock                                                                                       (0.20)
                                                                                                                  ---------
   Net loss per common share                                                                                      $   (0.80)
                                                                                                                 ==========
Weighted average number of common shares                                                                         15,028,400
                                                                                                                 ==========

THREE MONTHS ENDED MARCH 31, 1997
---------------------------------
Revenues                                                     $    12,348         $     7,023                      $  19,371
Cost of sales                                                     (8,509)             (4,423)                       (12,932)
                                                             -----------         -----------                      ---------
Gross profit                                                       3,839               2,600                          6,439
Operating expenses                                                (7,363)             (2,550)           67(2)
                                                                                                        83(3)        (9,763)
                                                             -----------         -----------                      ---------
Loss before minority interest and joint ventures                  (3,524)                 50                         (3,324)
Equity in net loss of joint ventures                                (135)                 -                            (135)
Minority share of net loss                                           164                  -                             164
                                                             -----------         -----------                      ---------
Net income (loss)                                                 (3,495)                 50                         (3,295)
Dividends on preferred stock                                        (723)                 -                            (723)
                                                             -----------         -----------                      ---------
Net income (loss) applicable to common stockholders          $    (4,218)                 50                      $  (4,018)
                                                             ===========         ===========                      =========
Per common share:
   Net loss                                                                                                       $   (0.20)
   Dividends on preferred stock                                                                                       (0.05)
                                                                                                                  ---------
   Net loss per common share                                                                                      $   (0.25)
                                                                                                                  =========

Weighted average number of common shares                                                                         16,305,835
                                                                                                                 ==========

  See accompanying notes to pro forma condensed combined financial statements

                      KOO KOO ROO, INC. AND SUBSIDIARIES
                  PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                MARCH 31, 1997
                                (In thousands)

                                                                                HAMBURGER
                                                                                  HAMLET      PRO FORMA      PRO FORMA
ASSETS                                                      KOO KOO ROO        RESTAURANTS   ADJUSTMENTS      COMBINED
                                                            -----------        -----------   -----------     ---------
Cash, cash equivalents and marketable securities             $   29,065         $       35   $  (10,400) (1)  $ 18,700
Receivables                                                       2,143                 -                        2,143
Inventories                                                         917                236                       1,153
Prepaid expenses                                                    668                 -                          668
Property and equipment                                           32,997              8,796       (2,670) (1)    39,123
Investments in / advances to related entities                     1,949                 -                        1,949
Cost in excess of fair value of net assets acquired                                               2,423  (1)     2,423
Intangibles and other assets                                      6,386                112          (32) (1)
                                                                                                  3,500  (1)     9,966
                                                             --------           ----------                    --------
                                                             $ 74,125           $    9,179                    $ 76,125
                                                             ========           ==========                    ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                             $  4,276                   -                        4,276
Accrued expenses                                                1,112                   -                        1,112
Other accrued liabilities                                       1,493                  250                       1,743
Long-term debt                                                  1,615                   -                        1,615
Minority interest                                                  66                   -                           66
STOCKHOLDERS' EQUITY                                                                                                -
  Preferred stock                                                  12                   -                           12
  Common stock                                                    166                   -             2  (1)       168
  Additional paid-in capital                                  100,806                   -         1,748  (1)   102,554
  Accumulated deficit                                         (34,825)                  -                      (34,825)
  Equity in net assets acquired                                    -                 8,929       (8,929) (1)        -
  Treasury stock                                                   (2)                  -                           (2)
  Unearned compensation                                          (594)                  -                         (594)
                                                             --------           ----------                    --------
       Total stockholders' equity                              65,563                8,929                      67,313
                                                             --------           ----------                    --------
                                                             $ 74,125           $    9,179                    $ 76,125
                                                             ========           ==========                    ========

  See accompanying notes to pro forma condensed combined financial statements

                      KOO KOO ROO, INC. AND SUBSIDIARIES

                     NOTES TO PRO FORMA CONDENSED COMBINED
                             FINANCIAL STATEMENTS


NOTE A - The pro forma adjustments to the condensed combined balance sheet are as follows:

      (1) To record the acquisition of the Hamburger Hamlet Restaurants and the allocation of the purchase price on the basis of the fair values of the assets acquired and liabilities assumed. The components of the purchase price and its allocation to the assets and liabilities of the Hamburger Hamlet Restaurants acquired estimated are as follows:


          Components of purchase price:
              Cash payment to Sellers..............               $ 9,700,000
              Acquisition costs....................                   700,000
                                                                  -----------
                 Cash portion......................                10,400,000
              Shares of common stock...............                 1,750,000
                                                                  -----------
                 Total purchase price..............                12,150,000

          Allocation of purchase price:
              Equity of net assets acquired........                (8,929,000)
              Decrease in property and equipment...                 2,670,000
              Decrease in liquor licenses..........                    32,000
              Leasehold interest...................                (3,500,000)
                                                                  -----------
          Cost in excess of net assets acquired....               $ 2,423,000
                                                                  ===========

NOTE B - The pro forma adjustments to the condensed combined statements of operations are as follows:

      (2) To record reductions in general and administrative expenses to adjust salaries and wages for personnel being retained by the Company in connection with the acquisition as well as other costs reductions as follows:

                                                Year Ended     Three Months
                                               December 31,       Ended
                                                    1996       March 31, 1997
                                               ------------    --------------
       Salaries and wages...................       $515,000          $ 40,000
       Rent expense.........................        126,000            21,000
       Other................................         87,000             6,000
                                                   --------          --------
       Net reduction........................       $728,000          $ 67,000
                                                   ========          ========

      (3) To record adjustments to depreciation and amortization expense based on the fair value of the depreciable assets acquired and amortization of the excess of the fair value over net assets acquired as follows:

                                                Year Ended      Three Months
                                               December 31,         Ended
                                                   1996        March 31, 1997
                                               ------------    --------------
Depreciable assets:
  Historical depreciation..................     $ 1,690,000         $ 367,000
  Depreciation based on acquisition cost...      (1,021,000)         (255,000)
                                                -----------         ---------
Decrease in depreciation...................         669,000           112,000
Amortization of excess of fair value
  over net assets acquired.................        (116,000)          (29,000)
                                                -----------         ---------
Net reduction in depreciation and
  amortization.............................     $   553,000         $  83,000
                                                ===========         =========

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Hamburger Hamlet Restaurants
Los Angeles, California

We have audited the accompanying combined statement of net assets of The Hamburger Hamlet Restaurants as of December 31, 1996 and the related combined statements of revenues and expenses for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined net assets of The Hamburger Hamlet Restaurants as of December 31, 1996 and the results of their combined operations for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



                                        BDO SEIDMAN, LLP


Los Angeles, California
March 21, 1997

                       THE HAMBURGER HAMLET RESTAURANTS

                       COMBINED STATEMENT OF NET ASSETS


                                        December 31,     March 31,
                                            1996           1997
                                        -------------   -----------
                                                        (Unaudited)
Cash                                      $    14,000    $   35,000

Inventories                                   243,000       236,000

Property and equipment, net of
 accumulated depreciation (Note 3)          9,095,000     8,796,000

Intangibles (Note 4)                          112,000       112,000
                                          -----------    ----------

                                            9,464,000     9,179,000

Liabilities assumed (Note 2)                 (250,000)     (250,000)
                                          -----------    ----------

Net assets                                $ 9,214,000    $8,929,000
                                          ===========    ==========



           See accompanying notes to combined financial statements.

                       THE HAMBURGER HAMLET RESTAURANTS

                   COMBINED STATEMENTS REVENUES AND EXPENSES




                                                                Year Ended      Three Months Ended March 31,
                                                               December 31,    ------------------------------
                                                                   1996             1997            1996
                                                               -------------   --------------   -------------
                                                                                (Unaudited)      (Unaudited)
Revenues                                                        $30,059,000       $7,023,000      $7,051,000
                                                                -----------       ----------      ----------
Costs and expenses:
 Food and beverage costs                                          8,498,000        1,947,000       2,009,000
 Labor and related costs                                         10,370,000        2,476,000       2,454,000
 Operating expenses, including occupancy                          6,799,000        1,562,000       1,516,000
 General and administrative expenses                              3,630,000          621,000         929,000
 Depreciation and amortization                                    1,690,000          367,000         399,000
                                                                -----------       ----------      ----------
   Total costs and expenses                                      30,987,000        6,973,000       7,307,000
                                                                -----------       ----------      ----------

Excess of revenues over expenses (expenses over revenues)       $  (928,000)      $   50,000      $ (256,000)
                                                                ===========       ==========      ==========

           See accompanying notes to combined financial statements.

                        THE HAMBURGER HAMLET RESTAURANTS

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                  Information with Respect to the Three Months
                       Ended March 31, 1997 is Unaudited

NOTE 1 - BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

         The accompanying statements of net assets and revenues and expenses relate to fourteen (14) Hamburger Hamlet Restaurants (the "Hamburger Hamlet Restaurants"). The Hamburger Hamlet Restaurants operate full-service casual dining restaurants. On March 21, 1997, Hamburger Hamlet, Inc. and subsidiaries signed an agreement to sell the net assets of the Hamburger Hamlet Restaurants to Koo Koo Roo, Inc., a public company. The combined statement of net assets at December 31, 1996 include certain assets of the restaurant business to be acquired by Koo Koo Roo, Inc. pursuant to an asset acquisition agreement dated March 21, 1997 (Note 2). The combined statement of the net assets does not include assets and liabilities of the business that are not intended to be transferred to the purchaser under the terms of the asset acquisition agreement. Accordingly, statements of cash flows are not included or applicable to the business being sold.

         During the period covered by the financial statements, the Hamburger Hamlet Restaurants were operated as an integral part of Hamburger Hamlet, Inc.'s overall operations and separate financial statements were not prepared. The accompanying financial statements include historical revenues and expenses of the Hamburger Hamlet Restaurants plus allocated corporate overhead costs as described herein, which are not necessarily indicative of the costs and expenses which would have resulted if the business had been operated as a separate company. Corporate overhead general and administrative expenses include only those costs that relate directly or indirectly to the operation of the Hamburger Hamlet Restaurants. Costs such as bankruptcy costs and loss on the sale of other properties not acquired have been excluded. The financial statements have been prepared to substantially comply with rules and regulations of the Securities and Exchange Commission for businesses acquired.

         PRINCIPLES OF COMBINATION

         The combined financial statements include the accounts of the following Hamburger Hamlet Restaurants being acquired:

           LOS ANGELES COUNTY, CA:
             Sunset Boulevard
             Beverly Drive
             Sherman Oaks
             Brentwood
             Agoura Hills
             Pasadena
             Hollywood
             Sepulveda Boulevard
             Valencia

           RIVERSIDE COUNTY, CA:
             Palm Springs

           WASHINGTON DC BELTWAY AREA:
             Bethesda
             Gaithersburg
             Crystal City
             Portner's

                       THE HAMBURGER HAMLET RESTAURANTS

                 Information with Respect to the Three Months
                       Ended March 31, 1997 is Unaudited

NOTE 1 - BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         ACCOUNTING ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         INVENTORIES

         Inventories consisting primarily of food and beverages are stated at the lower of cost or market. Cost is determined on the first-in, first-out
(FIFO) basis.

         EQUIPMENT AND DEPRECIATION

         Equipment is recorded at cost and is depreciated over estimated useful lives of 5 to 15 years using the straight-line method. Leasehold improvements are recorded at cost and are amortized over the lesser of the estimated useful lives of the property or the lease term using the straight-line method.

         LEASE ACQUISITION COSTS

         Lease acquisition costs are being amortized over the term of each respective lease beginning with the opening month.

         REVENUE RECOGNITION

         Revenue from restaurants is recognized in the period for which related food and beverage products are sold.

         INTERIM FINANCIAL INFORMATION

         The financial data as of March 31, 1997 and for the three month periods ended March 31, 1997 and 1996 is unaudited but includes all adjustments (consisting only of normal recurring accruals) that management considers necessary for a fair presentation of the financial position at such date and the results of operations for those periods. Operating results for the three months ended March 31, 1997 are not necessarily indicative of the results that may be expected for the entire fiscal year ending December 31, 1997.

NOTE 2 - ACQUISITION OF NET ASSETS

         On March 21, 1997, Koo Koo Roo, Inc., a public company, entered into an purchase agreement to acquire the Hamburger Hamlet Restaurants for a total consideration of $11.7 million, consisting of $9.7 million in cash, 150,000 shares of restricted common stock valued at $1,750,000 and assumption of $250,000 in debt as well as assumption of the related real property leases. The purchase agreement was approved by the bankruptcy court on April 18, 1997. The acquisition was completed on May 19, 1997. Ten restaurants are located in California and four in the Washington, DC Beltway area. The Company financed the acquisition with cash on hand, although a debt package is presently being negotiated but has not been committed.

                       THE HAMBURGER HAMLET RESTAURANTS

                 Information with Respect to the Three Months
                       Ended March 31, 1997 is Unaudited


NOTE 3 - PROPERTY AND EQUIPMENT

         Property and equipment consists of the following:

                                    December 31,     March 31,
                                        1996            1997
                                    -------------   ------------
    Land                              $   238,000    $   238,000
    Leasehold improvements              9,078,000      9,082,000
    Equipment                           7,819,000      7,880,000
                                      -----------    -----------
                                       17,135,000     17,200,000
    Accumulated depreciation
     and amortization                  (8,040,000)    (8,404,000)
                                      -----------    -----------
    Net Property and equipment        $ 9,095,000    $ 8,796,000
                                      ===========    ===========

NOTE 4 - INTANGIBLES

         Intangibles consists of fourteen liquor licenses included in the acquisition described in Note 2 above.


NOTE 5 - COMMITMENTS

         The Hamburger Hamlet Restaurants are leased under long-term operating leases. Future minimum lease payments under noncancellable operating leases as of March 31, 1997 are as follows:


        Year                       Amount
        ----                       ------
        1997 (nine months)       $1,202,000
        1998                      1,603,000
        1999                      1,453,000
        2000                      1,410,000
        2001                      1,367,000
      Thereafter                  6,651,000

         In addition to the above amounts, the leases generally contain inflation escalation clauses and requirements for the payment of property taxes, insurance and maintenance expenses, and security deposits and certain leases call for additional payments based on sales volume. Rent expense amounted to $2,310,000 for the year ended December 31, 1996 and $539,000 for the three months ended March 31, 1997.